Exhibit 21 (b)

Articles of Incorporation

FILED # C 25487-03
OCT 16 2003
IN THE OFFICE OF
Dean Heller
Secretary of State

1. Name of Corporation: The Kart Store Inc.

2. Resident Agent Name          IGFS LTD
   and Street Address:          2251 N. Rampart Blvd., #323
                                Las Vegas, Nevada 89128

3. Shares:                      25,000,000                 $.001 Par value

4. Names, Addresses,            The First Board of Directors/Trustees
   Number of Board of           shall consist of 3 members whose names
   Directors/Trustees:          and addresses are as follows:

                                1.       Geoffrey Levy 2251 N.
                                         Rampart Blvd., #323 Las
                                         Vegas, Nevada 89128

                                2.       Victor Hollman 2251 N.
                                         Rampart Blvd., #323 Las
                                         Vegas, Nevada 89128

                                3.       Paul Gastwirth 2251 N.
                                         Rampart Blvd., #323 Las
                                         Vegas, Nevada 89128

5. Purpose:                     Any legal business activities

6. Other Matters:               Number of additional pages 0

7. Names, Addresses                     Geoffrey Levy           /s/Geoffrey Levy
   and Signatures of                    2251 N. Rampart Blvd.   Signature
   Incorporators:                       #323
                                        Las Vegas, Nevada 89128

8. Certificate of               I hereby accept appointment as Resident
   Acceptance of                        Agent for the above named corporation.
   Appointment of
   Resident Agent:                      /s/Geoffrey Levy_______ 10/15/03
                                        Authorized Signature of Date
                                        R.A. or On Behalf of R.A.
                                        Company